News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
THIRD QUARTER 2008 RESULTS

●	Net earnings of $0.62 per diluted share, consistent with the third quarter of 2007.
●	Year-to-date earnings of $1.67 per diluted share, up 17% over 2007.
●	Quarterly premium revenues of $792 million, up 26% over 2007.
●	Aggregate membership up nearly 16% over 2007.
●	2008 guidance confirmed at range of $2.20 to $2.40 per diluted share.

Long Beach, California (October 22, 2008) – Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the third quarter and nine months ended September 30, 2008.

Net income for the third quarter ended September 30, 2008 was $17.2 million, or $0.62 per diluted share, compared with net income of $17.5 million, or $0.62 per diluted share, for the quarter ended September 30, 2007.  Net income for the nine months ended September 30, 2008 increased to $46.9 million, or $1.67 per diluted share, compared with net income of $40.4 million, or $1.43 per diluted share, for the nine months period ended September 30, 2007.

In commenting on the results, J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare, said, “Our results continue to reflect strong revenue growth, continued enrollment growth, and consistent administrative efficiency.  In addition, as we have observed during our 28-year history, a weakening economy is generally accompanied by an increase in the number of Medicaid beneficiaries.  We stand ready to assist our state and federal partners in providing high quality accessible healthcare to those most deeply affected by the current economic downturn.”

2008 Earnings Per Share Guidance

The Company confirms the guidance it had previously issued on July 23, 2008 for fiscal year 2008 earnings per diluted share of between $2.20 and $2.40.  For the fourth quarter and year ended 2008, the Company expects its effective tax rate to be approximately 41%.  The Company expects its shares outstanding, for the purpose of calculating diluted EPS, to be approximately 27.1 million for the quarter ended December 31, 2008 and 27.9 million for the year ended December 31, 2008.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

Financial Results – Comparison of Quarters Ended September 30, 2008 and 2007

Premium revenue for the third quarter of 2008 was $791.6 million, an increase of $163.2 million, or 26%, over the $628.4 million of premium revenue for the third quarter of 2007.  Medicare premium revenue for the third quarter of 2008 was $28.1 million compared with $12.7 million in the third quarter of 2007.  Excluding the impact of the November 1, 2007 acquisition of the Missouri plan, consolidated membership increased 8.6% between September 30, 2008 and September 30, 2007.

Significant contributors to the $163.2 million increase in quarterly premium revenue included the following:

●
A $59.2 million increase as a result of the acquisition of the Company’s Missouri health plan on November 1, 2007.  The Missouri health plan received a blended rate increase of approximately 8.5% effective July 1, 2008.

●
A $37.1 million increase at the Ohio health plan due to higher enrollment, particularly in the Covered Families and Children (CFC) population.  Effective September 1, 2008, the Ohio health plan added approximately 4,000 Aged, Blind or Disabled (ABD) members in the Central and West Central regions.

●	A $15.4 million increase in Medicare premium revenue across all health plans, primarily due to increased enrollment and the recognition of $2.6 million in risk adjustment revenue.

●
An $8.2 million increase in Medicaid revenue at the California health plan, primarily due to increased membership.  The California health plan’s Medicaid revenue decreased $1.3 million from the second quarter of 2008.  Sequentially, premium revenue on a per member per month basis declined approximately 3%, reflecting the rate cuts implemented by the state of California for the period July 1, 2008 through August 17, 2008.  Premium revenue for the California health plan has been recorded at rates in effect immediately prior to July 1, 2008 for the period August 18, 2008 through September 30, 2008, as the result of a court injunction issued on August 18, 2008.

●
A $4.3 million increase in Medicaid premium revenue at the Michigan health plan, primarily due to $3.7 million in supplemental revenue from the Michigan Department of Community Health. The supplemental revenue is intended to offset the unintended effects of the Michigan Business Tax (MBT) that replaced Michigan’s Single Business Tax (SBT) as of January 1, 2008.

The unintended effect of the MBT is the taxation of both the premiums and the net income of health plans, driving the effective federal and state combined tax rate on the Company’s Michigan health plan to nearly 49%.  The supplemental revenue is intended to offset MBT’s taxation of gross receipts for the nine months ended September 30, 2008.

Effective October 1, 2008, the Michigan health plan received an estimated blended rate increase of approximately 5.5%, plus an additional increase of approximately 0.9% for ongoing MBT relief.  The rate increase is tied to an expansion of benefits and coverage that will result in increased medical care costs for the Michigan health plan in the future.

After allowing for the supplemental revenue and the aforementioned ongoing MBT relief, we anticipate our 2008 Michigan tax expense will be approximately $0.5 million higher (before federal tax benefit) than the amount computed using the SBT methodology.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

Medical care costs as a percentage of premium revenue (the medical care ratio) increased to 84.6% in the third quarter of 2008 from 83.7% in the third quarter of 2007.  Sequentially, the medical care ratio increased from 84.2% for the quarter ended June 30, 2008.  Excluding Medicare, the Company’s medical care ratio was 84.9% in the third quarter of 2008, 83.8% in the third quarter of 2007, and 84.2% in the second quarter of 2008.

●
The medical care ratio of the Missouri health plan was 80.6% for the quarter, down from 83.0% in the second quarter of 2008.  The premium increase discussed above was partially offset by increased unit costs due to revised provider contracts and a fee schedule increase effective July 1, 2008.

●
The medical care ratio of the California health plan increased to 89.1% in the third quarter of 2008 from 82.1% in the third quarter of 2007 and 84.9% in the second quarter of 2008.  The increase in the plan’s medical care ratio was caused primarily by a decrease in premium rates as discussed above and higher fee-for-service and pharmacy costs.

●
The medical care ratio of the New Mexico health plan increased to 87.4% in the third quarter of 2008 from 78.6% in the third quarter of 2007 and 78.0% in the second quarter of 2008.  The sequential increase was primarily due to the reduced benefit from the release of amounts reserved as a result of the minimum medical cost ratio provision in the New Mexico health plan’s state contract.  The Company recognized $6.2 million under this provision in the second quarter of 2008, and none for the third quarter of 2008.  Additionally, the New Mexico health plan received a blended rate decrease of approximately 3% effective July 1, 2008 for its non-Medicare programs.

●	The medical care ratio of the Ohio health plan, by line of business, was as follows:

	Three Months Ended
	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
Covered Families and Children (CFC)	89.9%	90.7%	85.5%
Aged, Blind or Disabled (ABD)	94.6	91.5	94.4
Aggregate	91.5%	91.0%	88.8%

Sequentially, the medical care ratio for the CFC line of business decreased 80 basis points primarily due to lower capitation and pharmacy costs.  The sequential increase in the medical care ratio for the ABD line of business was due primarily to higher specialist fee-for-service costs.

Effective September 1, 2008, the Ohio health plan will receive risk adjustments to its ABD premium rates.  The Company estimates that these adjustments will result in a net increase to premium revenue of approximately $500,000 per month from September 1st onward.  Additionally, the Company has re-negotiated certain provider contracts in the Central region of Ohio, which it believes will reduce unit costs beginning in the fourth quarter of 2008.

●
The medical care ratio of the Texas health plan increased to 79.8% in the third quarter of 2008 from 76.2% in the third quarter of 2007.  This increase was primarily due to higher hospital fee-for-service costs.  During the third quarter of 2008, the Texas health plan increased revenue $1.3 million to record adjustments relating to its profit-sharing agreement with the state of Texas.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

●	The medical care ratio of the Washington health plan decreased to 76.5% in the third quarter of 2008 from 79.2% in the third quarter of 2007, primarily due to lower fee-for-service hospital costs.

Days in medical claims and benefits payable were 44 days at September 30, 2008, a 6% decrease from the 47 days reported at June 30, 2008, and a 19% decrease from the 54 days reported at September 30, 2007.  As of September 30, 2008, medical claims inventory (measured as the total billed charges of all claims received but not paid as of the reporting date) has decreased approximately 30% since June 30, 2008, and 37% since September 30, 2007.  The Company’s reserving methodology is consistently applied across all periods presented.

General and administrative expenses were $88.0 million, or 11.1% of total revenue, for the third quarter of 2008 compared with $74.2 million, or 11.7% of total revenue, for the third quarter of 2007.

Core G&A expenses (defined as G&A expenses less premium taxes) were 8.0% of revenue in the third quarter of 2008 compared with 8.4% in the third quarter of 2007 and 8.2% in the second quarter of 2008.  The decrease in core G&A compared with the third quarter of 2007 was primarily due to lower administrative payroll as a percentage of revenue, as indicated in the table below.

	Three Months Ended September 30,
(in thousands)	2008		2007
	Amount	% of Total Revenue	Amount	% of Total Revenue
Medicare-related administrative costs	$4,112	0.5%	$2,330	0.4%
Non Medicare-related administrative costs:
Administrative payroll, including employee incentive compensation	49,429	6.2	43,326	6.8
Florida health plan start up expenses	804	0.1	–	–
All other administrative expense	9,125	1.2	7,450	1.2
Core G&A expenses	$63,470	8.0%	$53,106	8.4%

Income taxes were recorded at an effective rate of 39.6% in the third quarter of 2008 compared with 38.1% in the third quarter of 2007.  The increase in the Company’s effective tax rate was primarily the result of a change in Michigan state taxes effective January 1, 2008.  The Company expects its effective tax rate for the fourth quarter and all of fiscal year 2008 to be approximately 41%.

Cash Flow

Cash used in operating activities for the nine months ended September 30, 2008 was $20.3 million compared with cash provided by operating activities of $112.8 million for the same period in 2007, a decrease of $133.1 million.  Significant contributors to this decrease included the following:

●
A $40.5 million increase in the California health plan receivable as of September 30, 2008, due to the delayed passage of the California state budget for 2008-2009.  Until the budget was passed on September 23, 2008, the state of California had ceased paying its vendors for the previous two months’ billings.  Substantially all receivables due the California health plan at September 30, 2008 were collected in October 2008.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

●	The timing of the receipt of premiums recorded as deferred revenue in the Ohio and Utah health plans, netting to a total decline of $44.9 million year-over-year.

●
In 2007, the ramp up of operations and medical claims and benefits payable of the Company’s Texas and Ohio health plans compared with less significant changes in medical claims and benefits payable for these plans in 2008, netting to a decline of $31.5 million year-over-year.

●	The reversal of $12.9 million of accrued costs relating to the minimum medical care ratio contract provision in New Mexico in the first six months of 2008.

At September 30, 2008, the Company had cash and investments (not including restricted investments) of approximately $609.9 million, including auction rate securities with a fair value of $63.8 million that were reclassified as non-current assets in the first quarter of 2008.  While these auction rate securities are collateralized by student loan portfolios guaranteed by the U.S. government, the Company believes that the market for these may take in excess of 12 months to fully recover.  At September 30, 2008, the parent company had cash and investments of approximately $83.4 million, including auction rate securities with a fair value of $18.5 million.

EBITDA (1)

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating income	$30,429	$28,815	$85,138	$67,694
Add back:
Depreciation and amortization expense	8,515	7,082	24,997	20,274
EBITDA	$38,944	$35,897	$110,135	$87,968

(1)
The Company calculates EBITDA by adding back depreciation and amortization expense to operating income.  EBITDA is not prepared in conformity with GAAP since it excludes depreciation and amortization expense, as well as interest expense, and the provision for income taxes.  This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities.  Management uses EBITDA as a supplemental metric in evaluating our financial performance, in evaluating financing and business development decisions, and in forecasting and analyzing future periods. For these reasons, management believes that EBITDA is a useful supplemental measure to investors in evaluating our performance and the performance of other companies in our industry.

Share Repurchase Program

During the third quarter of 2008, the Company repurchased approximately 91,000 shares of its common stock for $2.7 million (average cost of approximately $29.97 per share).  Shares used for computing diluted earnings per share for the third quarters of 2008 and 2007 were 27.6 million and 28.4 million, respectively.

Through October 17, 2008, the Company has repurchased approximately 1.7 million shares at an aggregate purchase price of $45 million pursuant to the two share repurchase programs announced during the year.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

Conference Call

The Company’s management will host a conference call and webcast to discuss its third quarter results at 5:00 p.m. Eastern Time on Wednesday, October 22, 2008.  The telephone number for this interactive conference call is 212-896-6134, and the live webcast of the call can be accessed on the Company’s website at www.molinahealthcare.com, or at www.earnings.com.  An online replay will be available beginning approximately one hour following the conclusion of the call and webcast.

Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid, Medicare, and other government-sponsored programs for low-income families and individuals.  Molina Healthcare’s ten licensed health plan subsidiaries in California, Florida, Michigan, Missouri, Nevada, New Mexico, Ohio, Texas, Utah, and Washington currently serve approximately 1.2 million members.  More information about Molina Healthcare can be obtained at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” identified by words such as “will,” “should,” “believes,” “expects” or ”expectations,” “anticipates,” “plans,” “projects,” “estimates,” “intends,” and similar words and expressions.  In addition, any statements that explicitly or implicitly refer to earnings guidance, expectations, projections, or their underlying assumptions, or other characterizations of future events or circumstances, are forward-looking statements.  All of our forward-looking statements are based on our current expectations and assumptions which are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially.  Such factors include, without limitation, risks related to: the successful management of our medical costs and the achievement of our projected medical care ratios in all health plans in 2008, including the reduction of the medical care ratio of our Ohio health plan; the achievement of projected growth in both Medicaid and Medicare enrollment; increased administrative costs in support of the Company’s efforts to expand its Medicare membership; risks related to our more limited experience with Ohio, Texas, Florida, and dual eligible members and attendant claims estimation difficulties; funding decreases in the Medicaid, Medicare, or SCHIP programs or the failure to fully fund the SCHIP program; the outcome of the pending litigation regarding cuts in California provider rates, including the extension of the court injunction regarding those rate cuts; the final implementation of the Rogers Amendment to the Federal Deficit Reduction Act regarding the rates to be paid to non-contracting hospitals by our California health plan; the securing of projected premium rate increases that are consistent with our expectations; our ability to accurately estimate incurred but not reported medical costs across all health plans; the successful renewal and continuation of the government contracts of all of our health plans; the realization of projected income from invested cash balances; the successful and cost-effective integration of our acquisitions; earnings seasonality consistent with our expectations; the availability of adequate financing to fund and/or capitalize our acquisitions and start-up activities; risks related to our auction rate securities; risks related to the ceded life and annuity insurance contracts of our indemnity insurance subsidiary, Molina Healthcare Insurance Company, Inc.; high profile qui tam matters and negative publicity regarding Medicaid managed care and Medicare Advantage; changes in funding under our contracts as a result of regulatory or programmatic adjustments and reforms; approval by state regulators of dividends and distributions by our subsidiaries; the imposition of fines or assessments by state or federal regulators for perceived operating deficiencies; membership eligibility processes and methodologies; unexpected changes in member utilization patterns, healthcare practices, or healthcare technologies; high dollar claims related to catastrophic illness; changes in federal or state laws or regulations or in their interpretation; failure to maintain effective and efficient information systems and claims processing technology; the favorable resolution of litigation or arbitration; competition; epidemics such as the avian flu; and other risks and uncertainties as detailed in our reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov.  All forward-looking statements in this release represent our judgment as of October 22, 2008.  We disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

MOLINA HEALTHCARE, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per-share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Premium revenue	$791,554	$628,402	$2,282,345	$1,791,764
Investment income	4,775	7,632	17,517	21,061
Total operating revenue	796,329	636,034	2,299,862	1,812,825

Expenses:
Medical care costs	669,355	525,902	1,936,531	1,519,244
General and administrative expenses	88,030	74,235	253,196	204,831
Depreciation and amortization	8,515	7,082	24,997	20,274
Impairment charge on purchased software	–	–	–	782
Total expenses	765,900	607,219	2,214,724	1,745,131

Operating income	30,429	28,815	85,138	67,694
Interest expense	(1,980)	(530)	(6,559)	(2,380)

Income before income taxes	28,449	28,285	78,579	65,314
Provision for income taxes	11,263	10,772	31,722	24,895
Net income	$17,186	$17,513	$46,857	$40,419

Net Income Per Share:
Basic	$0.63	$0.62	$1.68	$1.43
Diluted	$0.62	$0.62	$1.67	$1.43

Weighted average number of common shares and potentially dilutive common shares outstanding	27,582	28,441	28,087	28,356

Operating Statistics:
Ratio of direct medical care costs to premium revenue	82.1%	81.0%	82.4%	82.1%
Ratio of administrative costs included in medical care costs to premium revenue	2.5	2.7	2.5	2.7
Medical care ratio (1)	84.6%	83.7%	84.9%	84.8%
General and administrative expense ratio (2) excluding premium taxes (core G&A ratio)	8.0%	8.4%	8.0%	8.0%
Premium taxes included in general and administrative expenses	3.1	3.3	3.0	3.3
Total general and administrative expense ratio	11.1%	11.7%	11.0%	11.3%
Depreciation and amortization expense ratio (2)	1.1%	1.1%	1.1%	1.1%
Effective tax rate	39.6%	38.1%	40.4%	38.1%

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue.
(2)	Computed as a percentage of total revenue.

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MOH Reports Third Quarter 2008 Results

October 22, 2008
MOLINA HEALTHCARE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per-share data)

	Sept. 30, 2008	Dec. 31, 2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$382,436	$459,064
Investments	163,676	242,855
Receivables	169,760	111,537
Deferred income taxes	14,172	8,616
Prepaid expenses and other current assets	14,402	12,521
Total current assets	744,446	834,593
Property and equipment, net	64,633	49,555
Goodwill and intangible assets, net	200,783	207,223
Investments	63,827	−
Restricted investments	36,510	29,019
Receivable for ceded life and annuity contracts	27,828	29,240
Other assets	19,846	21,675
Total assets	$1,157,873	$1,171,305

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Medical claims and benefits payable	$298,787	$311,606
Accounts payable and accrued liabilities	70,918	69,266
Deferred revenue	19,153	40,104
Income taxes payable	7,755	5,946
Total current liabilities	396,613	426,922
Long-term debt	200,000	200,000
Deferred income taxes	6,598	10,136
Liability for ceded life and annuity contracts	27,828	29,240
Other long-term liabilities	18,740	14,529
Total liabilities	649,779	680,827

Stockholders’ equity:
Common stock, $0.001 par value; 80,000 shares authorized, outstanding 27,393 shares at September 30, 2008, and 28,444 shares at December 31, 2007	27	28
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares outstanding	−	−
Additional paid-in capital	163,648	185,808
Accumulated other comprehensive (loss) income	(4,537)	272
Retained earnings	371,617	324,760
Treasury stock, at cost; 1,292 shares at September 30, 2008 and 1,201 shares at December 31, 2007	(22,661)	(20,390)
Total stockholders’ equity	508,094	490,478
Total liabilities and stockholders’ equity	$1,157,873	$1,171,305

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MOH Reports Third Quarter 2008 Results

October 22, 2008

MOLINA HEALTHCARE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net income	$46,857	$40,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,997	20,274
Amortization of deferred financing costs	1,219	646
Deferred income taxes	(6,135)	(4,139)
Stock-based compensation	5,769	5,238
Tax provision from employee stock compensation recorded as additional paid-in capital	(247)	−
Changes in operating assets and liabilities:
Receivables	(58,223)	(13,310)
Prepaid expenses and other current assets	(1,881)	(2,161)
Medical claims and benefits payable	(12,819)	18,674
Accounts payable and accrued liabilities	(666)	14,283
Deferred revenue	(20,951)	23,923
Income taxes	1,809	8,989
Net cash (used in) provided by operating activities	(20,271)	112,836

Investing activities:
Purchases of property and equipment	(28,314)	(16,514)
Purchases of investments	(181,377)	(85,252)
Sales and maturities of investments	188,896	59,292
Increase in restricted cash	(7,491)	(7,608)
Cash paid in business purchase transaction	(1,000)	−
Increase in other assets	(578)	(2,921)
Increase in other long-term liabilities	4,211	6,569
Net cash used in investing activities	(25,653)	(46,434)

Financing activities:
Treasury stock purchases	(32,237)	−
Repayment of amounts borrowed under credit facility	−	(25,000)
Payment of credit facility fees	−	(551)
Excess tax benefits from employee stock compensation	43	554
Proceeds from exercise of stock options and employee stock plan purchases	1,490	2,539
Net cash used in financing activities	(30,704)	(22,458)
Net (decrease) increase in cash and cash equivalents	(76,628)	43,944
Cash and cash equivalents at beginning of period	459,064	403,650
Cash and cash equivalents at end of period	$382,436	$447,594

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MOH Reports Third Quarter 2008 Results

October 22, 2008
MOLINA HEALTHCARE, INC.
MEMBERSHIP DATA
(Unaudited)

Total Ending Membership by Health Plan:	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
California	313,000	310,000	288,000
Michigan	207,000	212,000	211,000
Missouri (1)	77,000	76,000	–
Nevada (2)	–	–	–
New Mexico	84,000	81,000	69,000
Ohio	179,000	173,000	138,000
Texas	29,000	29,000	30,000
Utah	55,000	57,000	50,000
Washington	295,000	296,000	284,000
Total	1,239,000	1,234,000	1,070,000

(1)	The Company’s Missouri health plan was acquired effective November 1, 2007.
(2)	Less than 1,000 members.

Total Ending Membership by State for the Medicare Advantage Plans:	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
California	1,560	1,452	875
Michigan	1,663	1,469	814
Nevada	627	680	178
New Mexico	249	149	–
Texas	458	430	–
Utah	2,162	2,056	1,802
Washington	967	911	446
Total	7,686	7,147	4,115

Total Ending Membership by State for the Aged, Blind or Disabled Population:	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007
California	12,523	12,092	10,912
Michigan	30,396	30,896	31,488
New Mexico	6,464	6,716	6,844
Ohio	19,647	15,355	14,965
Texas	16,221	15,999	16,515
Utah	7,025	6,993	7,056
Washington	3,002	3,049	2,715
Total	95,278	91,100	90,495

	Quarter Ended			Nine Months Ended
Total Member Months (1) by Health Plan:	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
California	936,000	921,000	859,000	2,765,000	2,619,000
Michigan	627,000	639,000	640,000	1,904,000	1,967,000
Missouri (2)	228,000	227,000	–	678,000	–
Nevada	2,000	2,000	–	6,000	–
New Mexico	249,000	239,000	200,000	716,000	589,000
Ohio	530,000	522,000	416,000	1,465,000	1,155,000
Texas	87,000	85,000	90,000	257,000	247,000
Utah	161,000	164,000	142,000	482,000	438,000
Washington	884,000	879,000	854,000	2,622,000	2,570,000
Total	3,704,000	3,678,000	3,201,000	10,895,000	9,585,000

(1)	Total member months is defined as the aggregate of each month’s ending membership for the period.
(2)	The Company’s Missouri health plan was acquired effective November 1, 2007.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

MOLINA HEALTHCARE, INC.
SELECTED FINANCIAL DATA BY HEALTH PLAN
(Dollars in thousands except PMPM amounts)
(Unaudited)

	Three Months Ended September 30, 2008
	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
	Total	PMPM	Total	PMPM
California	$102,383	$109.37	$91,224	$97.45	89.1%	$2,995
Michigan	127,535	203.39	101,596	162.03	79.7	6,412
Missouri	59,223	259.17	47,730	208.88	80.6	–
Nevada	2,196	1,053.04	2,499	1198.68	113.8	–
New Mexico	84,386	338.65	73,723	295.86	87.4	2,838
Ohio	162,553	306.74	148,660	280.52	91.5	8,851
Texas	30,986	357.01	24,730	284.93	79.8	510
Utah	41,860	260.24	36,012	223.88	86.0	–
Washington	178,639	202.19	136,609	154.62	76.5	2,959
Other (1)	1,793	–	6,572	–	–	(5)
Consolidated	$791,554	$213.70	$669,355	$180.71	84.6%	$24,560

	Three Months Ended September 30, 2007
	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
	Total	PMPM	Total	PMPM
California	$93,154	$108.39	$76,443	$88.95	82.1%	$2,382
Michigan	119,752	187.19	100,378	156.90	83.8	7,069
New Mexico	72,543	361.23	56,984	283.76	78.6	2,828
Ohio	125,452	302.02	111,387	268.16	88.8	5,645
Texas	24,997	279.39	19,041	212.82	76.2	450
Utah	27,513	193.52	26,534	186.63	96.4	–
Washington	164,367	192.43	130,216	152.45	79.2	2,748
Other (1)	624	–	4,919	–	–	7
Consolidated	$628,402	$196.29	$525,902	$164.27	83.7%	$21,129

	Nine Months Ended September 30, 2008
	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
	Total	PMPM	Total	PMPM
California	$308,139	$111.44	$269,328	$97.40	87.4%	$9,195
Michigan	377,669	198.36	304,769	160.08	80.7	19,976
Missouri	165,509	244.00	139,462	205.60	84.3	–
Nevada	6,382	1,184.30	6,632	1,230.61	103.9	–
New Mexico	262,314	366.55	215,242	300.77	82.1	8,523
Ohio	434,272	296.40	395,013	269.60	91.0	21,127
Texas	80,159	311.84	62,229	242.08	77.6	1,446
Utah	114,591	237.69	100,935	209.37	88.1	–
Washington	531,457	202.71	426,962	162.85	80.3	8,797
Other (1)	1,853	–	15,959	–	–	19
Consolidated	$2,282,345	$209.49	$1,936,531	$177.75	84.9%	$69,083

	Nine Months Ended September 30, 2007
	Premium Revenue		Medical Care Costs		Medical Care Ratio	Premium Tax Expense
	Total	PMPM	Total	PMPM
California	$280,796	$107.22	$228,952	$87.42	81.5%	$8,614
Michigan	364,945	185.54	306,163	155.66	83.9	21,942
New Mexico	191,073	324.23	159,152	270.07	83.3	6,438
Ohio	311,853	270.08	282,164	244.37	90.5	14,033
Texas	64,406	260.88	55,163	223.44	85.6	1,140
Utah	88,473	201.87	81,535	186.04	92.2	–
Washington	489,254	190.36	392,201	152.60	80.2	8,117
Other (1)	964	–	13,914	–	–	21
Consolidated	$1,791,764	$186.93	$1,519,244	$158.50	84.8%	$60,305

(1) “Other” medical care costs represent primarily medically related administrative costs at the parent company.

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MOH Reports Third Quarter 2008 Results

October 22, 2008

MOLINA HEALTHCARE, INC.
SELECTED FINANCIAL DATA BY HEALTH PLAN (Continued)
(Dollars in thousands except PMPM amounts)
(Unaudited)

The following tables provide the details of the Company’s medical care costs for the periods indicated:

	Three Months Ended September 30, 2008			Three Months Ended September 30, 2007
	Amount	PMPM	% of Total Medical Care Costs	Amount	PMPM	% of Total Medical Care Costs
Fee-for-service	$439,699	$118.71	65.7%	$339,841	$106.15	64.6%
Capitation	113,920	30.76	17.0	95,879	29.95	18.2
Pharmacy	88,414	23.86	13.2	67,844	21.19	12.9
Other	27,322	7.38	4.1	22,338	6.98	4.3
Total	$669,355	$180.71	100.0%	$525,902	$164.27	100.0%

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
	Amount	PMPM	% of Total Medical Care Costs	Amount	PMPM	% of Total Medical Care Costs
Fee-for-service	$1,262,327	$115.87	65.2%	$984,375	$102.70	64.8%
Capitation	335,418	30.79	17.3	276,742	28.87	18.2
Pharmacy	263,372	24.17	13.6	194,354	20.28	12.8
Other	75,414	6.92	3.9	63,773	6.65	4.2
Total	$1,936,531	$177.75	100.0%	$1,519,244	$158.50	100.0%

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MOH Reports Third Quarter 2008 Results

October 22, 2008

MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in thousands)
(Unaudited)

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variation in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims.  The Company’s reserving methodology is consistently applied across all periods presented.  The negative amounts displayed for “Components of medical care costs related to: Prior years” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period exceeded the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported.  The benefit of this prior period development may be offset by the addition of a reserve for adverse claims development when estimating the liability at the end of the period (captured in “Components of medical care costs related to: Current year”).  The following table shows the components of the change in medical claims and benefits payable for the nine months ended September 30, 2008 and 2007 (dollar amounts in thousands):

	Nine Months Ended September 30,
	2008	2007
Balances at beginning of period	$311,606	$290,048
Components of medical care costs related to:
Current year	1,996,385	1,568,949
Prior years	(59,854)	(49,705)
Total medical care costs	1,936,531	1,519,244
Payments for medical care costs related to:
Current year	1,721,191	1,278,321
Prior years	228,159	222,249
Total paid	1,949,350	1,500,570
Balances at end of period	$298,787	$308,722

Benefit from prior period as a percentage of:
Balance at beginning of period	19.2%	17.1%
Premium revenue	2.6%	2.8%
Total medical care costs	3.1%	3.3%

Days in claims payable	44	54
Number of members at end of period	1,239,000	1,070,000
Number of claims in inventory at end of period	131,100	179,200
Billed charges of claims in inventory at end of period	$147,100	$231,800
Claims in inventory per member at end of period	0.11	0.17
Number of claims received during the period	8,234,500	6,959,000
Billed charges of claims received during the period	$5,754,700	$4,477,500

-END-